Section 906 Certifications

I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: June 28, 2010

/s/ Jonathan S. Horwitz
___________________________
Jonathan S. Horwitz
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: June 28, 2010
/s/ Steven D. Krichmar
____________________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR
Period (s) ended April 30, 2010

Putnam Managed Municipal Income Trust
Putnam Municipal Opportunities Trust
Putnam Mid Cap Value Fund
The Putnam Fund for Growth and Income
Putnam Capital Opportunities Fund
Putnam Income Fund
Putnam Global Income Trust
Putnam Global Equity Fund
Putnam Convertible Income-Growth Trust
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Capital Spectrum Fund
Putnam Equity Spectrum Fund
Putnam Asia Pacific Equity Fund
Putnam Global Sector Fund